Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

Midland, Texas, July 25, 2013 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NASDAQ-CWEI) today reported its financial results for the second quarter 2013.

Financial Results for the Second Quarter of 2013

Net loss attributable to Company stockholders for the second quarter of 2013 (“2Q13”) was $1 million, or $0.08 per share, as compared to net income of $32.8 million, or $2.70 per share, for the second quarter of 2012 (“2Q12”). Cash flow from operations for 2Q13 was $38.6 million as compared to $44.9 million for 2Q12. As discussed below, the 2Q13 results included a non-cash, pre-tax charge of $19.6 million to write down the carrying value of certain proved properties to their estimated fair value. The Company's adjusted net income, excluding the non-recurring charge, was $11.7 million.

For the six-months ended June 30, 2013, net loss attributable to Company stockholders was $42.2 million, or $3.47 per share, as compared to net income of $40.6 million, or $3.34 per share, for the same period in 2012. Cash flow from operations for the six-month period in 2013 was $82.9 million as compared to $97.3 million during the same period in 2012. The 2013 period included non-cash, pre-tax charges totaling $89.1 million to write down the carrying value of certain proved properties to their estimated fair value. The Company's adjusted net income, excluding the non-recurring charge, was $15.7 million.

The key factors affecting the comparability of financial results for 2Q13 versus 2Q12 were:

•
In April 2013, the Company sold 95% of its oil and gas reserves, leasehold interests and facilities located in Andrews County, Texas for $215.2 million, subject to customary closing adjustments, with $26.5 million being placed in escrow pending resolution of certain title requirements which the Company believes will be cured. As a result, reported oil and gas production, revenues and operating costs for the quarter and six months ended June 30, 2013 are not comparable to reported amounts for periods in 2012.

•
Oil and gas sales, excluding amortized deferred revenues, decreased $5.4 million in 2Q13 versus 2Q12. Production variances accounted for a $9.5 million decrease, and price variances accounted for a $4.1 million increase. Average realized oil prices were $93.71 per barrel in 2Q13 versus $88.06 per barrel in 2Q12, and average realized gas prices were $3.89 per Mcf in 2Q13 versus $3.25 per Mcf in 2Q12. Oil and gas sales in 2Q13 also includes $2.2 million of amortized deferred revenue versus $2.5 million in 2Q12 attributable to a volumetric production payment ("VPP"). Reported production and related average realized sales prices exclude volumes associated with the VPP.

•
Oil, gas and natural gas liquids ("NGL") production per barrel of oil equivalent ("BOE") declined 10% in 2Q13 as compared to 2Q12, with oil production decreasing 10% to 9,527 barrels per day, gas production decreasing 25% to 17,582 Mcf per day, and NGL production increasing 45% to 1,418 barrels per day. Oil and NGL production accounted for approximately 80% of the Company's total BOE production in 2Q13 versus 75% in 2Q12. See accompanying tables for additional information about the Company's oil and gas production.

•
After giving effect to the Andrews sale discussed above, oil and gas production per BOE increased 8% in 2Q13 as compared to 2Q12, with oil production increasing 945 barrels per day, gas production decreasing 4,341 Mcf per day and NGL increasing 836 barrels per day.

•
Production costs decreased 19% to $26.1 million in 2Q13 from $32.3 million in 2Q12. After giving effect to the Andrews sale, production costs declined $1.1 million, or 4%, due primarily to infrastructure improvements in our Reeves County Wolfbone area.

•
An impairment of proved properties of $19.6 million was recorded in 2Q13 primarily related to the write down of certain non-core Permian Basin properties to their estimated fair value. Impairment of a proved property group is recognized when the estimated undiscounted future net cash flows of the property group are less than its carrying value.

•
Gain on derivatives for 2Q13 was $4.9 million ($5.4 million non-cash mark-to-market gain and $464,000 realized loss on settled contracts) versus a gain in 2Q12 of $38.7 million ($37.8 million non-cash mark-to-market gain and $845,000 realized gain on settled contracts). See accompanying tables for additional information about the Company's accounting for derivatives.

•
General and administrative ("G&A") expenses were $2.8 million in 2Q13 versus $4.3 million in 2Q12. Most of the decrease was attributable to non-cash reversals of previously accrued compensation expense from the Company's APO reward plans in both periods. The 2013 credits to G&A expense were offset by cash payments to participants in plans associated with the Andrews County properties.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, July 25th at 1:30 p.m. CT (2:30 p.m. ET).  The dial-in conference number is: 877-868-1835, passcode 18210133.  The replay will be available for one week at 855-859-2056, passcode 18210133.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 30 days on the Company's website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES
Oil and gas sales	$93,778	$99,448	$192,142	$206,478
Midstream services	1,331	284	2,227	634
Drilling rig services	3,535	4,578	8,852	6,130
Other operating revenues	272	300	2,562	437
Total revenues	98,916	104,610	205,783	213,679

COSTS AND EXPENSES
Production	26,114	32,318	57,603	61,373
Exploration:
Abandonments and impairments	1,561	646	2,371	1,986
Seismic and other	777	723	3,364	2,735
Midstream services	519	190	926	448
Drilling rig services	4,397	4,399	9,465	6,829
Depreciation, depletion and amortization	35,872	34,593	74,935	65,825
Impairment of property and equipment	19,565	5,711	89,102	5,711
Accretion of asset retirement obligations	1,052	860	2,120	1,559
General and administrative	2,783	4,288	10,371	19,303
Other operating expenses	917	45	1,050	278
Total costs and expenses	93,913	83,773	251,663	166,047
Operating income (loss)	5,003	20,837	(45,880)	47,632

OTHER INCOME (EXPENSE)
Interest expense	(10,273)	(9,268)	(20,844)	(18,031)
Gain (loss) on derivatives	4,894	38,666	(1,641)	31,757
Other	(416)	398	1,533	1,298
Total other income (expense)	(5,795)	29,796	(20,952)	15,024
Income (loss) before income taxes	(792)	50,633	(66,832)	62,656
Income tax (expense) benefit	(237)	(17,811)	24,594	(22,055)
NET INCOME (LOSS)	$(1,029)	$32,822	$(42,238)	$40,601

Net income (loss) per common share:
Basic	$(0.08)	$2.70	$(3.47)	$3.34
Diluted	$(0.08)	$2.70	$(3.47)	$3.34
Weighted average common shares outstanding:
Basic	12,165	12,164	12,165	12,164
Diluted	12,165	12,164	12,165	12,164

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	June 30,	December 31,
	2013	2012
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$16,197	$10,726
Accounts receivable:
Oil and gas sales	35,057	32,371
Joint interest and other, net	9,482	16,767
Affiliates	28,297	353
Inventory	37,408	41,703
Deferred income taxes	11,046	8,560
Fair value of derivatives	7,836	7,495
Prepaids and other	7,289	6,495
	152,612	124,470
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,301,588	2,570,803
Pipelines and other midstream facilities	51,765	49,839
Contract drilling equipment	92,766	91,163
Other	20,440	20,245
	2,466,559	2,732,050
Less accumulated depreciation, depletion and amortization	(1,297,882)	(1,311,692)
Property and equipment, net	1,168,677	1,420,358

OTHER ASSETS
Debt issue costs, net	8,548	10,259
Fair value of derivatives	3,164	4,236
Investments and other	16,131	15,261
	27,843	29,756
	$1,349,132	$1,574,584

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$67,818	$73,026
Oil and gas sales	33,736	32,146
Affiliates	690	164
Accrued liabilities and other	14,698	15,578
	116,942	120,914
NON-CURRENT LIABILITIES
Long-term debt	664,611	809,585
Deferred income taxes	133,724	155,830
Asset retirement obligations	50,872	51,477
Deferred revenue from volumetric production payment	33,437	37,184
Accrued compensation under non-equity award plans	12,230	20,058
Other	938	920
	895,812	1,075,054

STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,527	152,527
Retained earnings	182,635	224,873
Total stockholders' equity	336,378	378,616
	$1,349,132	$1,574,584

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,029)	$32,822	$(42,238)	$40,601
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	35,872	34,593	74,935	65,825
Impairment of property and equipment	19,565	5,711	89,102	5,711
Exploration costs	1,561	646	2,371	1,986
(Gain) loss on sales of assets and impairment of inventory, net	645	(255)	283	(159)
Deferred income tax expense (benefit)	237	17,811	(24,594)	22,055
Non-cash employee compensation	(8,572)	(1,863)	(7,101)	4,394
Unrealized (gain) loss on derivatives	(5,358)	(37,821)	732	(35,328)
Accretion of asset retirement obligations	1,052	860	2,120	1,559
Amortization of debt issue costs and original issue discount	1,204	531	1,774	1,039
Amortization of deferred revenue from volumetric production payment	(2,210)	(2,519)	(4,484)	(3,383)
Changes in operating working capital:
Accounts receivable	2,117	8,019	3,219	5,257
Accounts payable	863	(6,055)	(11,523)	(12,827)
Other	(7,355)	(7,547)	(1,710)	536
Net cash provided by operating activities	38,592	44,933	82,886	97,266
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(58,645)	(148,325)	(133,106)	(313,170)
Proceeds from volumetric production payment	297	—	737	44,423
Proceeds from sales of assets	194,796	650	195,277	651
(Increase) decrease in equipment inventory	1,698	8,189	5,588	(4,137)
Other	881	54	(911)	(14)
Net cash provided by (used in) investing activities	139,027	(139,432)	67,585	(272,247)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	75,000	35,000	170,000
Repayments of long-term debt	(180,000)	—	(180,000)	—
Net cash provided by (used in) financing activities	(180,000)	75,000	(145,000)	170,000
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,381)	(19,499)	5,471	(4,981)
CASH AND CASH EQUIVALENTS
Beginning of period	18,578	32,043	10,726	17,525
End of period	$16,197	$12,544	$16,197	$12,544

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDAX (Unaudited) (In thousands)

EBITDAX is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities.

The Company defines EBITDAX as net income (loss) before interest expense, income taxes, exploration costs, net (gain) loss on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives. EBITDAX is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The following table reconciles net income (loss) to EBITDAX:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income (loss)	$(1,029)	$32,822	$(42,238)	$40,601
Interest expense	10,273	9,268	20,844	18,031
Income tax expense (benefit)	237	17,811	(24,594)	22,055
Exploration:
Abandonments and impairments	1,561	646	2,371	1,986
Seismic and other	777	723	3,364	2,735
Net (gain) loss on sales of assets and impairment of inventory	645	(255)	283	(159)
Depreciation, depletion and amortization	35,872	34,593	74,935	65,825
Impairment of property and equipment	19,565	5,711	89,102	5,711
Accretion of asset retirement obligations	1,052	860	2,120	1,559
Amortization of deferred revenue from volumetric production payment	(2,210)	(2,519)	(4,484)	(3,383)
Non-cash employee compensation	(8,572)	(1,863)	(7,101)	4,394
Unrealized (gain) loss on derivatives	(5,358)	(37,821)	732	(35,328)
EBITDAX (a)	$52,813	$59,976	$115,334	$124,027
______

(a)
In April 2013, the Company sold 95% of its interests in certain properties in Andrews County, Texas. Revenue, net of direct expenses, associated with the sold properties for the three months ended June 30, 2012 were $12.4 million and the six months ended June 30, 2013 and 2012 were $8.7 million and $28.4 million, respectively.

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Oil and Gas Production Data:
Oil (MBbls)	867	967	1,805	1,896
Gas (MMcf)	1,600	2,131	3,226	4,144
Natural gas liquids (MBbls)	129	89	274	189
Total (MBOE)	1,263	1,411	2,617	2,776

Average Realized Prices (a) (b):
Oil ($/Bbl)	$93.71	$88.06	$92.43	$94.26
Gas ($/Mcf)	$3.89	$3.25	$3.59	$3.54
Natural gas liquids ($/Bbl)	$31.07	$44.73	$31.97	$45.33

Gain (Loss) on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Net realized gain (loss)	$(169)	$845	$(613)	$(3,571)
Per unit produced ($/Bbl)	$(0.19)	$0.87	$(0.34)	$(1.88)
Gas:
Net realized loss	$(295)	$—	$(296)	$—
Per unit produced ($/Mcf)	$(0.18)	$—	$(0.09)	$—

Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	1,989	1,601	1,862	1,352
Other (c)	3,406	5,474	4,240	5,587
Austin Chalk/Eagle Ford Shale	3,865	3,152	3,616	3,074
Other	267	399	254	405
Total	9,527	10,626	9,972	10,418

Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	1,921	236	1,524	443
Other (c) (d)	7,474	13,924	8,565	13,079
Austin Chalk/Eagle Ford Shale	2,196	2,058	2,147	2,101
Other	5,991	7,200	5,587	7,146
Total	17,582	23,418	17,823	22,769

Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	283	93	274	46
Other (c) (d)	882	604	999	675
Austin Chalk/Eagle Ford Shale	226	222	223	245
Other	27	59	18	72
Total	1,418	978	1,514	1,038

(Continued)

CLAYTON WILLIAMS ENERGY, INC. SUMMARY PRODUCTION AND PRICE DATA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Oil and Gas Costs ($/BOE Produced):
Production costs	$20.68	$22.90	$22.01	$22.11
Production costs (excluding production taxes)	$16.90	$19.33	$18.34	$18.33
Oil and gas depletion	$25.49	$23.27	$25.84	$22.53

General and Administrative Expenses (in thousands):
Excluding non-cash employee compensation	$11,355	$6,151	$17,472	$14,909
Non-cash employee compensation (e)	(8,572)	(1,863)	(7,101)	4,394
Total	$2,783	$4,288	$10,371	$19,303
______

(a)
Oil and gas sales includes $2.2 million for the three months ended June 30, 2013, $2.5 million for the three months ended June 30, 2012, $4.5 million for the six months ended June 30, 2013, and $3.4 million for the six months ended June 30, 2012 of amortized deferred revenue attributable to the volumetric production payment (“VPP”) effective March 1, 2012. The calculation of average realized sales prices excludes production of 29,616 barrels of oil and 7,506 Mcf of gas for the three months ended June 30, 2013, 33,590 barrels of oil and 12,476 Mcf of gas for the three months ended June 30, 2012, 60,104 barrels of oil and 15,039 Mcf of gas for the six months ended June 30, 2013 and 44,967 barrels of oil and 17,175 Mcf of gas for the six months ended June 30, 2012 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2013 or 2012 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2013 and 2012 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)
In April 2013, the Company sold 95% of its interest in certain properties in Andrews County, Texas. Following is a recap of the average daily production related to sold interest for periods prior to April 1, 2013.

	Three Months Ended June 30,	Six Months Ended June 30,
	2012	2013	2012
Average Daily Production:
Oil (Bbls)	2,041	814	2,110
Natural gas (Mcf)	1,491	902	1,519
NGL (Bbls)	395	179	393
Total (Boe)	2,685	1,143	2,756

(d)
Prior to 2013, certain purchasers of the Company's casinghead gas accounted for the value of extracted NGL in the price paid for gas production at the wellhead. During the quarter ended March 31, 2013, the Company began separating these products, when possible. Had these incremental NGL volumes been reported separately during the three months and six months ended June 30, 2012, the Company estimates that its reported natural gas volumes would have decreased by 2,200 Mcf/day and that its reported NGL volumes would have increased by 600 BOE/day during each of the 2012 periods.

(e)	Non-cash employee compensation relates to the Company’s non-equity award plans.

CLAYTON WILLIAMS ENERGY, INC. SUMMARY OF OPEN COMMODITY DERIVATIVES (Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to June 30, 2013.

	Oil		Gas
Swaps:	Bbls	Price	MMBtu (a)	Price
Production Period:
3rd Quarter 2013	300,000	$104.60	360,000	$3.34
4th Quarter 2013	300,000	$104.60	330,000	$3.34
2014	600,000	$99.30	—	$—
	1,200,000		690,000
_____

(a)	One MMBtu equals one Mcf at a Btu factor of 1,000.